Exhibit 99.1
Dave & Buster’s Reports Second Quarter 2026 Financial Results
DALLAS, September 14, 2026 (GLOBE NEWSWIRE) -- Dave & Buster's Entertainment, Inc. (NASDAQ: PLAY) (“Dave & Buster's” or “the Company”), an owner, operator, and franchisor of entertainment and dining venues, today announced financial results for its second quarter of fiscal 2026 ended August 4, 2026.
Second Quarter 2026 Financial Summary
•Revenue of $544.1 million decreased 2.4% from the second quarter of fiscal 2025.
•Comparable store sales decreased 2.9% compared to the same calendar period in fiscal 2025.
•Net loss totaled $12.5 million, or a $0.36 net loss per diluted share, compared to net income of $11.4 million, or $0.32 net income per diluted share in the second quarter of fiscal 2025. Adjusted net loss1 totaled $9.5 million, or a $0.27 Adjusted net loss per diluted share, compared to Adjusted net income1 of $14.2 million, or $0.40 Adjusted net income per diluted share in the second quarter of fiscal 2025.
•Adjusted EBITDA1 was $98.9 million compared to $129.8 million in the second quarter of fiscal 2025.
•Adjusted free cash flow1 was positive $19.5 million for the six months ended August 4, 2026 compared to negative $36.5 million through the end of the six months ended August 5, 2025.
Additional Events and Commentary
•The Company opened six new domestic stores in the second quarter.
•The Company expects to complete two additional Dave & Buster’s store remodels during the remainder of fiscal 2026, bringing the total number of remodels completed in fiscal 2026 to eight.
•The Company has six international franchise stores and expects to open at least one additional international franchise store during the remainder of fiscal 2026.

“We are energized by the obvious, actionable, and enormous opportunities ahead for Dave & Buster’s and Main Event,” said Darin Harper, Chief Executive Officer. “Our Back-to-Basics strategy is gaining momentum with enhanced executional urgency. We are experiencing ongoing growth in food and beverage sales as well as in Special Events sales. The same store sales of our remodels continue to outperform the system. Further, we improved overall same store sales in July, and saw continued improvement in overall same store sales during the third quarter to date. We are laser focused on returning to same-store sales and EBITDA growth, sharpening our margin management with cost saving initiatives, generating significant free cash flow, and delivering meaningful shareholder value. I have tremendous confidence in the direction of our business and am excited about what we will accomplish together as we shape the future of our company.”
1     Adjusted EBITDA, Adjusted net income (loss) and Adjusted free cash flow are non-GAAP financial measures. Please see the discussion under Non-GAAP Measures and the reconciliations at the end of this release for additional information concerning these and other non-GAAP financial measures.

Cash Flow and Liquidity
The Company generated $19.5 million in Adjusted free cash flow for the six months ended August 4, 2026, ending the quarter with $492.1 million of available liquidity1.
Quarterly Report on Form 10-Q Available
The Company’s Quarterly Report on Form 10-Q, which will be available at www.sec.gov and on the Company’s investor relations website, contains a thorough review of its financial results for the second quarter ended August 4, 2026.
Investor Conference Call and Webcast
Management will host a conference call to discuss these results on Monday, September 14, 2026 at 4:00 p.m. Central Time (5:00 p.m. Eastern Time). Both the live and archived webcasts of the conference call will be available at ir.daveandbusters.com. Participants in the U.S. can access the conference call by dialing toll-free (888) 596-4144, and international participants can access by dialing +1 (646) 968-2525. The conference ID is 3278311. A replay will be available after the call beginning at 6:00 p.m. Central Time (7:00 p.m. Eastern Time) and can be accessed by dialing toll-free (800) 770-2030 or by the toll number +1 (609) 800-9909. The replay conference ID is also 3278311.
About Dave & Buster’s Entertainment, Inc.
Founded in 1982 and headquartered in Coppell, Texas, Dave & Buster's Entertainment, Inc. is the owner and operator of 250 stores in North America that offer premier entertainment and dining experiences to guests through two distinct brands: Dave & Buster’s and Main Event. The Company has 184 Dave & Buster’s branded stores in 43 states, Puerto Rico, and Canada, and offers guests the opportunity to “Eat, Drink, Play, and Watch” all in one location. Each store offers a full menu of entrées and appetizers, a complete selection of alcoholic and non-alcoholic beverages, and an extensive assortment of entertainment attractions centered around playing games and watching live sports and other televised events. The Company also operates 66 Main Event branded stores in 24 states across the country, and offers state-of-the-art bowling, laser tag, hundreds of arcade games and virtual reality, making it the perfect place for families to connect and make memories. Internationally, the Company is in early-stage growth as a franchisor of its brands with six Dave & Buster’s franchise stores currently open. For more information about each brand, visit daveandbusters.com and mainevent.com.
Forward-Looking Statements
The Company cautions that this release contains statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “intends,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. Forward-looking statements are neither historical facts nor assurances of future performance, and are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. These forward-looking statements include all matters that are not historical facts, including statements regarding our intentions, beliefs or current expectations concerning, among other things: our results of operations; financial condition; liquidity; prospects; growth; strategies; the industry in which we operate; expansion and opening of new locations; and opportunities and risks affecting our business, industry and financial results, including macroeconomic factors. These forward-looking statements involve risks and uncertainties, including: our ability to successfully design and execute our business strategy; our effectiveness at integrating and operating our past or future acquisitions; the effects of new or improved technologies or changes in consumer behavior; the potential for unfavorable publicity; our ability to obtain and renew leases on favorable terms or at all; our substantial indebtedness and covenants in our debt agreements restricting our ability to implement our business plan; our success in opening and operating new stores profitably and optimizing existing stores; risks related to our information systems and potential cybersecurity breaches or other privacy or data incidents; the cost and availability of certain commodities; our procurement of new games and entertainment offerings and our ability to obtain related licensing rights; the extensive laws and regulations in which we must comply with; and other risks identified in “Risk Factors” in our reports filed with the Securities and Exchange Commission. Accordingly, actual results may differ materially from the forward-looking statements, and the Company therefore cautions you against relying on such forward-looking statements. The Company intends these forward-looking statements to speak only as of the time of this release and does not undertake to update or revise them as more appropriate information becomes available, except as required by law.
1 Available liquidity is defined as cash and cash equivalents plus availability under the Company’s $650.0 million revolving credit facility.

Non-GAAP Measures
To supplement its consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), the Company uses the following non-GAAP financial measures: Adjusted EBITDA, Credit Adjusted EBITDA (calculated in accordance with the Company’s Credit Facility), Net Total Leverage Ratio (calculated in accordance with the Company’s Credit Facility), Store operating income before depreciation and amortization, Adjusted net income (loss), Adjusted net income (loss) per share - diluted, and Adjusted free cash flow, reconciliations or numerical inputs of which can be found on the following pages (collectively the “non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of our operating performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP measures used by the Company in this press release may be different from the measures used by other companies or calculated differently than similar measures used by other companies.
For Investor Relations Inquiries:
Investor@daveandbusters.com

DAVE & BUSTER'S ENTERTAINMENT, INC.
Consolidated Statements of Operations
(unaudited, in millions, except per share amounts)

	Three Months Ended				Six Months Ended
	August 4, 2026		August 5, 2025		August 4, 2026		August 5, 2025
Entertainment revenues	$332.6	61.1%	$364.5	65.4%	$677.7	61.4%	$731.1	65.0%
Food and beverage revenues	211.5	38.9%	192.9	34.6%	425.6	38.6%	393.9	35.0%
Total revenues	544.1	100.0%	557.4	100.0%	1,103.3	100.0%	1,125.0	100.0%
Cost of entertainment	30.7	9.2%	29.2	8.0%	58.1	8.6%	59.8	8.2%
Cost of food and beverage	52.5	24.8%	47.2	24.5%	104.9	24.6%	98.8	25.1%
Total cost of products	83.2	15.3%	76.4	13.7%	163.0	14.8%	158.6	14.1%
Operating payroll and benefits	140.2	25.8%	138.7	24.9%	280.3	25.4%	273.7	24.3%
Other store operating expenses	192.9	35.5%	186.9	33.5%	379.6	34.4%	375.3	33.4%
General and administrative expenses	27.1	5.0%	32.0	5.7%	54.6	4.9%	56.3	5.0%
Depreciation and amortization expenses	73.7	13.5%	65.2	11.7%	144.6	13.1%	128.4	11.4%
Pre-opening costs	6.7	1.2%	4.1	0.7%	12.1	1.1%	10.1	0.9%
Other charges and gains	0.9	0.2%	1.1	0.2%	2.8	0.3%	6.4	0.6%
Total operating costs	524.7	96.4%	504.4	90.5%	1,037.0	94.0%	1,008.8	89.7%
Operating income	19.4	3.6%	53.0	9.5%	66.3	6.0%	116.2	10.3%
Interest expense, net	38.0	7.0%	38.7	6.9%	74.9	6.8%	75.5	6.7%
Income (loss) before income taxes	(18.6)	(3.4)%	14.3	2.6%	(8.6)	(0.8)%	40.7	3.6%
Provision for (benefit from) income taxes	(6.1)	(1.1)%	2.9	0.5%	(1.8)	(0.2)%	7.6	0.7%
Net income (loss)	$(12.5)	(2.3)%	$11.4	2.0%	$(6.8)	(0.6)%	$33.1	2.9%

Net income (loss) per share:
Basic	$(0.36)		$0.33		$(0.20)		$0.96
Diluted	$(0.36)		$0.32		$(0.20)		$0.94
Weighted average shares used in per share calculations:
Basic shares	34.81		34.52		34.78		34.56
Diluted shares	34.81		35.14		34.78		35.08

Other information:
Company-owned stores at end of period	250		237		250		237
Store operating weeks in the period	3,204		3,066		6,364		6,081
Total revenue per store operating weeks in the period (in thousands)	$170		$182		$173		$185
Total revenue per square foot per store operating weeks in the period (in dollars)	$4.15		$4.43		$4.23		$4.49
(1)All percentages are expressed as a percentage of total revenues for the respective period presented, except cost of entertainment, which is expressed as a percentage of entertainment revenues, and cost of food and beverage, which is expressed as a percentage of food and beverage revenues.

DAVE & BUSTER'S ENTERTAINMENT, INC.
Other Financial Data
(unaudited, in millions)
Condensed Consolidated Balance Sheets:

	August 4, 2026	February 3, 2026
ASSETS
Cash and cash equivalents	$16.0	$16.6
Other current assets	111.8	107.5
Total current assets	127.8	124.1
Property and equipment, net	1,739.9	1,719.0
Operating lease right of use assets	1,283.1	1,303.2
Intangible and other assets, net	970.1	970.3
Total assets	$4,120.9	$4,116.6

LIABILITIES AND STOCKHOLDERS' EQUITY
Total current liabilities	$430.7	$434.6
Deferred income taxes	66.6	68.6
Operating lease liabilities	1,539.4	1,562.6
Other long-term liabilities	495.8	444.6
Long-term debt, net	1,500.5	1,515.0
Stockholders' equity	87.9	91.2
Total liabilities and stockholders' equity	$4,120.9	$4,116.6

Summary Cash Flow Information:

	Three Months Ended		Six Months Ended
	August 4, 2026	August 5, 2025	August 4, 2026	August 5, 2025
Net cash provided by (used in):
Operating activities:	$46.8	$34.0	$160.6	$129.8
Investing activities:	(84.7)	(84.7)	(190.0)	(239.3)
Financing activities:	34.3	50.8	28.8	114.6
Increase (decrease) in cash and cash equivalents	$(3.6)	$0.1	$(0.6)	$5.1

DAVE & BUSTER'S ENTERTAINMENT, INC.
Non-GAAP Measures
(unaudited, in millions)
Adjusted EBITDA:
Adjusted EBITDA represents net income (loss), plus interest expense, net, loss on debt refinancing, provision for (benefit from) income taxes, depreciation and amortization expense, (gain) loss on property and equipment transactions, impairment of long-lived assets, share-based compensation, currency transaction (gains) losses, transaction and integration costs, system implementation costs and certain other costs, as calculated below. Adjusted EBITDA is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to net income as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with GAAP). Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA is presented because we believe that it provides useful information to investors and analysts regarding our operating performance. By reporting Adjusted EBITDA, we provide a basis for comparison of our business operations between current, past and future periods by excluding items that we do not believe are indicative of our core operating performance. A reconciliation of net income (loss) to Adjusted EBITDA is provided below for the periods presented:

	Three Months Ended				Six Months Ended
	August 4, 2026 (1)		August 5, 2025 (1)		August 4, 2026 (1)		August 5, 2025 (1)
Net income (loss)	$(12.5)	(2.3)%	$11.4	2.0%	$(6.8)	(0.6)%	$33.1	2.9%
Add back:
Interest expense, net	38.0		38.7		74.9		75.5
Provision for (benefit from) income taxes	(6.1)		2.9		(1.8)		7.6
Depreciation and amortization expense	73.7		65.2		144.6		128.4
Share-based compensation (2)	0.9		7.9		3.4		10.9
Transaction and integration costs (3)	—		0.2		—		0.4
System implementation costs (4)	—		0.9		—		2.5
Loss on property and equipment transactions (5)	0.9		0.2		2.8		3.9
Other items, net (6)	4.0		2.4		4.9		3.5
Adjusted EBITDA, a non-GAAP measure (1)	$98.9	18.2%	$129.8	23.3%	$222.0	20.1%	$265.8	23.6%
(1)All percentages are expressed as a percentage of total revenues for the respective period presented.
(2)Non-cash share-based compensation expense, net of forfeitures, recorded in General and administrative expenses on the Consolidated Statements of Comprehensive Income (Loss).
(3)Transaction and integration costs related to the acquisition and integration of Main Event recorded in General and administrative expenses on the Consolidated Statements of Comprehensive Income (Loss).
(4)System implementation costs represent expenses incurred related to the development of new enterprise resource planning, human capital management and inventory software for our stores and store support teams. These charges are recorded in Other charges and gains on the Consolidated Statements of Comprehensive Income (Loss).
(5)Loss on property and equipment transactions primarily represents the net book value of assets retired and certain costs associated with the retirement of those assets.
(6)The amounts for the 2026 periods primarily consisted of severance and restructuring charges, one-time third-party legal consulting fees, a discrete legal settlement outside of the normal course of business, and various individually immaterial adjustments. The amount for the fiscal 2025 periods primarily consisted of discretionary retention incentives, one-time, third-party consulting fees, and severance costs.

Store Operating Income Before Depreciation and Amortization:
Store Operating Income Before Depreciation and Amortization, a non-GAAP measure, represents operating income, plus depreciation and amortization expense, general and administrative expenses, pre-opening costs and other gains and charges. We believe that Store Operating Income Before Depreciation and Amortization is another useful measure in evaluating our operating performance because it removes the impact of general and administrative expenses, which are not incurred at the store level, and the costs of opening new stores, which are non-recurring at the store level, and thereby enables the comparability of the operating performance of our stores for the periods presented. We also believe that Store Operating Income Before Depreciation and Amortization is a useful measure in evaluating our operating performance within the entertainment and dining industry because it permits the evaluation of store-level productivity, efficiency, and performance, and we use Store Operating Income Before Depreciation and Amortization as a means of evaluating store financial performance compared with our competitors. However, because this measure excludes significant items such as general and administrative expenses, pre-opening costs and other gains and charges, as well as our interest expense, net, loss on debt extinguishment/refinance and depreciation and amortization expense, which are important in evaluating our consolidated financial performance from period to period, the value of this measure is limited as a measure of our consolidated financial performance. A reconciliation of operating income to Store Operating Income Before Depreciation and Amortization is provided below for the periods presented:

	Three Months Ended				Six Months Ended
	August 4, 2026 (1)		August 5, 2025 (1)		August 4, 2026 (1)		August 5, 2025 (1)
Operating income	$19.4	3.6%	$53.0	9.5%	$66.3	6.0%	$116.2	10.3%
Add back:
General and administrative expenses	27.1		32.0		54.6		56.3
Depreciation and amortization expense	73.7		65.2		144.6		128.4
Pre-opening costs	6.7		4.1		12.1		10.1
Other gains and charges	0.9		1.1		2.8		6.4
Store operating income before depreciation and amortization, a non-GAAP measure	$127.8	23.5%	$155.4	27.9%	$280.4	25.4%	$317.4	28.2%
(1)All percentages are expressed as a percentage of total revenues for the respective period presented.

Adjusted free cash flow:
Adjusted free cash flow, a non-GAAP measure, represents Net cash provided by operating activities less capital expenditures, plus payments received from landlords related to sale-leaseback transactions and finance leases. Management believes adjusted free cash flow provides investors with an additional measure of the cash generated by the business after considering routine capital investment requirements. A reconciliation of Net cash provided by operating activities to Adjusted free cash flow is provided below for the periods presented:

	Six Months Ended
	August 4, 2026	August 5, 2025
Net cash provided by operating activities	$160.6	$129.8
Less: Capital expenditures	(190.0)	(243.8)
Add: Incentives from landlords - finance leases	—	4.5
Add: Proceeds from sale-leaseback transactions	48.9	73.0
Adjusted free cash flow, a non-GAAP measure	$19.5	$(36.5)

Credit Adjusted EBITDA and Net Total Leverage Ratio:
Credit Adjusted EBITDA, a non-GAAP measure, represents net loss plus certain items as defined at Adjusted EBITDA above, as well as certain other adjustments as defined in our Credit Agreement. These other adjustments include (i) entertainment revenue deferrals, (ii) the cost of new projects, including store pre-opening costs, (iii) business optimization expenses and other restructuring costs, and (iv) other costs and adjustments as permitted by the Credit Agreement. We believe the presentation of Credit Adjusted EBITDA is appropriate as it provides additional information to investors about the calculation of, and compliance with, certain financial covenants in the Credit Agreement. The following table sets forth a reconciliation of Net loss to Credit Adjusted EBITDA for the period shown:

Trailing Four Quarters Ended August 4, 2026
Net loss	$(88.7)
Add back:
Interest expense, net	153.4
Loss on debt refinancing	—
Provision for income taxes	(28.6)
Depreciation and amortization expense	295.6
Share-based compensation (1)	12.1
Transaction and integration costs (2)	0.3
System implementation costs (3)	0.9
Loss on property and equipment transactions and impairments (4)	35.7
Other items, net (5)	12.1
Pre-opening costs (6)	21.1
Credit Facility specific items, net (7)	21.9
Credit Adjusted EBITDA, a non-GAAP measure	$435.8
(1)See discussion of share-based compensation at Adjusted EBITDA above.
(2)See discussion of transaction and integration costs at Adjusted EBITDA above.
(3)See discussion of system implementation costs at Adjusted EBITDA above.
(4)Consists of store asset impairments and loss on property and equipment disposals.
(5)Primarily consists of discretionary retention incentives, severance costs and certain third-party consulting fees. The third-party consulting fees are not part of our ongoing operations and were incurred in association with a change in leadership to execute discrete, project-based strategic initiatives aimed at analyzing and summarizing growth opportunities and cost reductions for the Company. The transformative nature, narrow scope, and limited duration of these incremental consulting fees are not reflective of the ordinary course expenses incurred to operate our business. Third-party consulting fees, discretionary retention incentives and severance costs are included in General and administrative expenses on the Consolidated Statements of Comprehensive Income (Loss).
(6)Represents costs incurred, primarily consisting of occupancy and payroll related expenses, associated with the opening of new stores. These costs are considered a “cost of new projects” as defined in our Credit Facility.
(7)Represents other adjustments allowed under our Credit Agreement in the determination of Net Total Leverage Ratio including (i) amortization of software costs, (ii) executive search fees, (iii) public company costs, (iv) estimated impact of remodels to financial performance, (v) the pro forma impact of certain leases that were reclassified as finance leases during fiscal 2025 and (vi) the pro forma impact of certain implemented cost saving initiatives.

The following table provides a calculation of Net Total Leverage Ratio, as defined in the Credit Agreement, for the period shown:

	As of, and for the Trailing Four Quarters Ended August 4, 2026
Credit Adjusted EBITDA (a)	$435.8
Total debt (1)	1,540.4
Less: Cash and cash equivalents	(16.0)
Add: Outstanding letters of credit	18.9
Net debt (b)	$1,543.3
Net Total Leverage Ratio (b / a)	3.5	x
(1)Amount represents the sum of the carrying amount of debt outstanding and finance lease liabilities.
Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Share - Diluted:
Adjusted net income (loss), a non-GAAP measure, represents net income (loss) before special items, as calculated below, and Adjusted net income (loss) per share - diluted, a non-GAAP measure, represents Adjusted net income (loss) on a fully diluted, per share basis. We believe excluding these special items from net income (loss) provides investors with a clearer perspective of our ongoing operating performance and a more relevant comparison to prior period results. The following table presents a reconciliation of net income (loss) to Adjusted net income (loss) and presents Adjusted net income (loss) per diluted share, for the periods shown:

	Three Months Ended				Six Months Ended
	August 4, 2026		August 5, 2025		August 4, 2026		August 5, 2025
	$	Per Diluted Share	$	Per Diluted Share	$	Per Diluted Share	$	Per Diluted Share
Net income (loss) and net income (loss) per diluted share	$(12.5)	$(0.36)	$11.4	$0.32	$(6.8)	$(0.20)	$33.1	$0.94
Adjustments:
Transaction and integration costs (1)	—	—	0.2	0.01	—	—	0.4	0.01
System implementation costs (2)	—	—	0.9	0.03	—	—	2.5	0.07
Loss on property and equipment transactions (3)	—	—	0.2	0.01	0.0	0.00	3.9	0.11
Other items, net (4)	4.0	0.11	2.4	0.07	4.9	0.14	3.5	0.10
Tax impact of items above, net (5)	(1.0)	(0.03)	(0.9)	(0.03)	(1.3)	(0.03)	(2.7)	(0.08)
Adjusted net income (loss) and Adjusted net income (loss) per share - diluted, non-GAAP measures	$(9.5)	$(0.27)	$14.2	$0.40	$(3.2)	$(0.09)	$40.7	$1.16
(1)See discussion of transaction and integration costs at Adjusted EBITDA above.
(2)See discussion of system implementation costs at Adjusted EBITDA above.
(3)Loss on property and equipment transactions primarily represents the net book value of assets retired and certain costs associated with the retirement of those assets.
(4)See discussion of other items, net at Adjusted EBITDA above.
(5)The income tax effect related to special items is based on the blended jurisdictional statutory tax rates for the applicable period.